                                                                   EXHIBIT 10.22

                               Equitable PCI Bank

This Mortgage executed by ALLEGRO MICROSYSTEMS PHILIPPINES, INC., a corporation duly organized and existing in accordance with the laws of the Philippines and with principal office at Sampaguita St., Marimar Village, Paranaque, Metro Manila and ALLEGRO MICROSYSTEMS PHILIPPINES REALTY, INC., a corporation duly organized and existing in accordance with the laws of the Philippines and with the principal office at the 9th Floor, Common Gold Tower, corner Finance and Industry Sts., Madrigal Business Park, Alabang, Muntinlupa City, hereinafter called (irrespective of number) the MORTGAGOR, in favor of EQUITABLE PCI BANK, a corporation duly organized and existing in accordance with the laws of the Philippines and with principal office at Makati City, Philippines hereinafter called MORTGAGEE,

                                   WITNESSETH

That, for and in consideration of certain loans, overdrafts, credit accommodations and other banking facilities obtained by ALLEGRO MICROSYSTEMS PHILIPPINES, INC. (if other than MORTGAGOR, hereinafter called, irrespective of number, the DEBTOR) from the MORTGAGEE, its parent firm, subsidiary or affiliated company and to secure payment of the same and those others that the MORTGAGEE, its parent firm, subsidiary or affiliated company may from time to time hereafter extend to the MORTGAGOR/ DEBTOR, including interest and penalties thereon and expenses and other charges incurred incidental thereto, and other obligations owing by the MORTGAGOR/DEBTOR to the MORTGAGEE, its parent firm, subsidiary or affiliated company including obligations as a surety, whether direct or indirect, principal or secondary, as appearing in the accounts, books, and records of the MORTGAGEE, its parent firm, subsidiary or affiliated company, the MORTGAGOR does hereby transfer or convey, by way of mortgage, unto MORTGAGEE, its successors or assigns the parcel/s of land which is/are described at the back of this document or in supplementary list attached thereto, together with all the buildings and improvements now existing or which may hereafter be erected or constructed thereon and all easements, sugar, quotas, agricultural or land indemnities, aids, or subsidies, including all other rights or benefits annexed to or inherent therein, now existing or which may hereafter exist, and also other assets acquired with the proceeds of the loan hereby secured, all of which the MORTGAGOR declares that he is the absolute owner free from all liens encumbrances. In case the MORTGAGOR/DEBTOR execute/s subsequent promissory note or notes either as a renewal of the former note, as an extension thereof or as a new or an entirely different loan or is given any other kind of accommodation such as overdrafts, letters of credit, releases of import shipments on Trust Receipts, etc., this mortgage shall also stand as security for the payment of the said promissory note or notes and/or accommodations without the necessity of executing a new contract and this mortgage shall also stand as security for said obligations and any and all other obligations of the MORTGAGOR/DEBTOR to the MORTGAGEE, its parent firm, subsidiary or affiliated company, of whatever kind and nature, whether such obligations have been contracted before, during or after the constitution of this mortgage. However, if the MORTGAGOR shall pay to the MORTGAGEE its successors or assigns, the obligations secured by this mortgage together with interest cost and other expenses on or before the date they are due, and shall keep and perform all the covenants and agreements herein contained for the MORTGAGOR to keep and perform, then this mortgage shall be null and void; otherwise it shall remain in full force and effect.

The MORTGAGOR hereby declares and warrants that there exists no transaction or document affecting the property/ies subject of this mortgage, previously presented for, and/ or presently pending registration in the Registry of Deeds with any city or province.

The consideration of this mortgage is hereby initially fixed at PHILIPPINE
PESOS: ____________________________ (P_________________);

This mortgage is constituted under the following conditions:

     1. The MORTGAGOR/DEBTOR shall not apply the amount obtained from the loans or other credit accommodations except for the purposes stated in the covering instruments and/or the loan applications approved by the MORTGAGEE.

     2. The mortgage covering the property/ies not registered under Act No. 496, or under the Spanish Mortgage Law, shall be registered under the provisions of Act No. 3344. In the event untitled property/ies is/are brought under the provision of Act No. 496 and the corresponding certificate/s of title is/are issued while the loans and other credit accommodations secured are still outstanding, the MORTGAGOR shall immediately deliver said certificate/s of title to the MORTGAGEE for the annotation of this mortgage.

     3. The MORTGAGOR shall pay all expenses in connection with this mortgage, the registration, cancellation or foreclosure thereof should the MORTGAGEE deem it necessary, and all other fees, assessment, government imposts and taxes such as but not limited to documentary and science stamps required by law for its registration as well as other instruments related thereto. The MORTGAGOR shall likewise pay on time all taxes and assessments on the mortgaged property/ies reporting to the MORTGAGEE the fact of such payment on the dates on which they were effected and surrendering to the MORTGAGEE for the duration of this mortgage, such official receipts as may be issued to him/her/it after payment of taxes and other assessments. In the event that the MORTGAGOR fails to register the mortgage with the proper Registry of Deeds, it is hereby agreed that the MORTGAGEE may, at its sole discretion, register the mortgage advancing the fees and taxes therefore the account of the MORTGAGOR, the repayment thereof to be likewise secured by the mortgage. Any such expense advanced by the MORTGAGEE shall bear interest at the same rate as the principal obligation hereby secured, computed from the time such advances are made.

     4. The MORTGAGOR shall insure, during the life of the mortgage, all the buildings, improvements and other properties covered thereby against fire, typhoon, flood, earthquake and other natural calamity for an amount and with such company acceptable to the MORTGAGEE, endorsing and delivering to the latter the corresponding policies. The MORTGAGOR shall not secure any additional insurance policy on the mortgaged property/ies without the consent of the MORTGAGEE. However, if the MORTGAGOR should secure additional insurance on the mortgaged property/ies without the consent of the MORTGAGEE and without properly endorsing in favor of the MORTGAGEE the policies corresponding thereto, the same shall, by virtue of these presents, be considered assigned to the MORTGAGEE, which shall, as such assignee of the original and of the additional policy or policies, have authority to settle or liquidate, in case the risk or risks insured against occur, all claims pertaining to said policy and apply the proceeds thereof to the account of the MORTGAGOR and the MORTGAGOR shall be credited only with the cash that the MORTGAGEE may receive for said property/ies and only from the date it actually receives the same. The MORTGAGOR shall keep the mortgaged property/ies in good condition, making repairs, filling the land, constructing protective walls that may reasonably be necessary. He/She/It shall authorize the MORTGAGEE to inspect the mortgaged property/ies to ascertain thereof and the actual value in the market. If at any time, during the existence of this mortgage and/or as long as the MORTGAGOR is indebted to the MORTGAGEE the mortgaged property/ies or any portion thereof is/are lost, damaged or suffer/s a depreciation in value due to any cause whatsoever other than ordinary wear and tear, the MORTGAGOR, his/her/its successors or assigns, shall give additional security acceptable to the MORTGAGEE, so as to bring the total value of the securities held by the MORTGAGEE to an amount not less than the value of the securities appraised by the MORTGAGEE at the time the original obligation was contracted and/or the subsequent additional loans were given; otherwise, the MORTGAGEE may declare the entire mortgage obligation immediately due and demandable as if the period of the mortgage obligation has expired. If the MORTGAGOR shall fail to comply with any these conditions, the MORTGAGEE may at its discretion declare the mortgage due, payable and defaulted, or may advance the cost of documentary and science stamps and other registration fees, taxes, assignments, insurance or the cost of repairs, filling of the land and the construction of the protective walls, all of which shall be promptly reimbursed by the MORTGAGOR with interest and charges at the rate imposed on the principal amount of the loan/credit accommodation to which the expense relates, the payment of these advances, interest, penalties and charges thereon being secured also by this mortgage.

     5. The MORTGAGOR shall neither lease the mortgaged property/ies, nor sell or dispose of the same in any manner, nor encumber the same with a second mortgage, without the written consent of the MORTGAGEE. However, if notwithstanding this stipulation and during the existence of this mortgage, the property/ies hereby mortgaged, or any portion thereof, is/are leased for over one year, sold or encumbered, it shall be the obligation of the MORTGAGOR to impose as condition of sale, alienation or encumbrance that the vendee or the party in whose favor the alienation or encumbrance is to be made, should take the property/ies subject to the obligation of this mortgage in the same terms and conditions under which it is constituted, it being understood that the MORTGAGOR is not in any manner relieved of his/her/its obligation to the MORTGAGEE under this mortgage by such sale, alienation, or encumbrance, on the contrary, both the vendor and vendee, or the party in whose favor, the alienation or encumbrance is made, shall be jointly and severally liable for the said mortgage obligations. It shall also be incumbent upon the MORTGAGOR to make it a condition of the sale or alienation that the vendee, or any other party in whose favor the alienation is made, shall recognize, as first lien, the existing mortgage or encumbrance in favor of the MORTGAGEE, as well as any new or modified mortgage covering the same property/ies to be executed by the said MORTGAGOR in favor of the MORTGAGEE, and shall further agree, promise, and bind himself/herself/itself to recognize and respect any extension of the terms of the original mortgage granted by the MORTGAGEE in favor of the MORTGAGOR and such extended mortgage shall be considered as prior and superior encumbrance as the original mortgage. It is also further understood that should the MORTGAGOR sell, or in any manner alienate or encumber the mortgaged property/ies in violation of this agreement, he/she/it shall respond in damages to the MORTGAGEE.

     6. Should the MORTGAGEE become involved in any litigation which may have relation with any or all of the properties mortgaged by virtue of this instrument, all expenses of the MORTGAGEE in such litigation, including reasonable amount for attorney's fees to be determined by the MORTGAGEE, shall be paid by the MORTGAGOR and this mortgage shall stand as security therefore, and any and all obligations of the MORTGAGOR shall likewise become immediately due, payable and defaulted.

     7. The MORTGAGOR shall also be considered in default under this contract in case of default in the payment of his/her/its obligation or non-performance or violation of any agreement with any of the MORTGAGEE's parent firm, subsidiary or affiliated company.

     8. If at any time the MORTGAGOR shall fail or refuse to pay the obligations herein secured, or any of the amortizations of such indebtedness when due, or to comply with any of the conditions and stipulations herein agreed or in the separate instruments evidencing the obligations hereby secured or shall, during the time this mortgage is in force, institute insolvency, suspension of payment or similar proceedings, or be involuntarily declared insolvent, or make a general assignment for the benefit of creditors, or shall use the proceeds of this loan for purposes other than those specified in the covering credit instruments and/or approved loan application, or if a receiver be appointed over, or a writ or order of garnishment or attachment be issued against any of the assets or income of the MORTGAGOR or if this mortgage cannot be recorded in the corresponding Registry of Deeds, then all the obligations of the MORTGAGOR/DEBTOR secured by this mortgage and all the amortizations thereof shall immediately become due, payable and defaulted and the MORTGAGEE may immediately foreclose this mortgage judicially in accordance with the Rules of Court, or extra-judicially in accordance with Act No. 3135, as amended. For the purpose of the extra-judicial foreclosure, the MORTGAGOR hereby appoints the MORTGAGEE his/her/its attorney-in-fact to sell the property mortgaged under Act No. 3135 as amended, to sign all documents and perform any act requisite and necessary to accomplish said purpose and to appoint its substitutes as such attorney-in-fact with the same powers as above mentioned. In case of judicial foreclosure, the MORTGAGOR hereby consents to the appointment of the MORTGAGEE or of any of its designates as receiver, without any bond, to take charge of the mortgaged property properties at once, and to hold possession of the same and the rents, benefits and profits derived from the mortgaged property/ies before the sale, less the cost and expenses of the receivership, the MORTGAGOR hereby agrees further that, in all cases, or in case collection of the obligation/s secured hereby is made thru an attorney-at-law, attorney's fees hereby fixed at TWENTY PERCENT (20%) of the total indebtedness then unpaid, which in no case shall be less than P20,000.00, exclusive of all costs and fees allowed by law, and the expenses of collection, as rents, and profits derived from the mortgaged property/ies or from the proceeds realized from the sale of said property/ies and this mortgage shall likewise stand as security therefore. It is hereby agreed that the period or periods granted to the MORTGAGOR for the payment of the amortizations and/or obligations secured by this mortgage is for mutual benefit of both the MORTGAGOR and the MORTGAGEE. In case of extra-judicial foreclosure of this mortgage, the MORTGAGEE may take actual possession of the foreclosed property/ies during the redemption period for the purpose of receiving the fruits/income thereof and/or administering the foreclose property/ies at its option without any obligation to post a bond. The proceeds of the foreclosure sale of the mortgaged property/ies shall be applied in the following manner and order:

          a. Expenses and costs of foreclosure and sale, including publication costs and attorney's fees;

          b.   Accrued interest, penalties and charges;

          c.   Principal amount of obligations;

          d.   All other obligations owing by MORTGAGOR/DEBTOR to MORTGAGEE;

          e.   Balance, if any, to be delivered and paid to MORTGAGOR.

     9. In the event the MORTGAGOR exercise his/her/its rights to redeem the mortgaged property/ies, he/she/it shall pay the amount fixed by the court in the order of execution or the amount due under this mortgage and all other obligations to the MORTGAGEE, its subsidiary or affiliated company, including penalties, fees and charges specified in the relevant promissory note/s or other evidence of indebtedness secured hereby.

     10. Effective upon the breach of any condition of this mortgage and in addition to the remedies herein stipulated, the MORTGAGEE is hereby appointed attorney-in-fact of the MORTGAGOR with the full powers and authority to take actual possession of the mortgaged property, without the necessity of any judicial order or any permission or power, to collect rents, to eject tenants, to lease or to sell the mortgaged property/ies or any part thereof, at a private sale without notice or advertisement of any kind and execute the corresponding bills of sale, lease or other agreement that may be deemed convenient, to make repairs or improvements on the mortgaged property/ies and pay for the same, and perform any other act which the MORTGAGEE may deem convenient for the proper administration of the mortgaged property/ies. The payment of any expenses advanced by the MORTGAGEE in connection with the purposes indicated herein is also guaranteed by this mortgage and such amount advanced shall bear interest and charges at the rate imposed on the principal amount of the loan credit accommodation to which the expenses relate, computed from the time such advances are made. Any amount received from the sale, disposal or administration above-mentioned may be applied to the payment of the repairs, improvements, taxes and assessments and other incidental expenses and obligations, and also to the payment of the original indebtedness and interest thereon. The power therein granted shall not be revoked during the life of this mortgage, and all acts that may be executed by the MORTGAGEE by virtue of said power are hereby ratified.

     11. Should the property/ies mortgaged be expropriated by the Government of the Philippines, or by any department, branch, subdivision, or instrumentality thereof, or by any province, municipality or township, or by any person, association or body corporate duly authorized by law to acquire property by eminent domain, all moneys paid or which may become payable on account or in consideration of the expropriation of the property/ies mortgaged and/or any price or pieces of real estate property or personal property given in exchange for the property so expropriated shall be immediately delivered to the MORTGAGEE, which is hereby expressly authorized to collect said moneys or receive such property/ies from whomsoever they may be properly due and payable, crediting the MORTGAGOR only with the cash thus received effective on the day the MORTGAGEE receives the same and reserving the property received in exchange for those expropriated for such further action as may be necessary to convert them into cash and apply the same to the accounts of the MORTGAGOR. The MORTGAGOR further covenants not to agree upon any purchase price or exchange in consideration of the property so expropriated without the written consent of the MORTGAGEE.

     12. All correspondence relative to this mortgage, including demand letters, summons, subpoenas or notifications of any judicial or extrajudicial action shall be sent to the MORTGAGOR at the address given above or at the address that may hereafter be given in writing by the MORTGAGOR to the MORTGAGEE; the mere act sending any correspondence by mail or by personal delivery to the said address shall be valid and effective notice to the MORTGAGOR for all legal purposes, and the fact that any communication is not actually received by the MORTGAGOR or that it has returned unclaimed to the MORTGAGEE, or that no person was found at the address given, or that the address is fictitious or cannot be located, shall not excuse or relieve the MORTGAGOR from the effects of such notice. Provided, however, that in case of foreclosure of mortgage, personal notice to the MORTGAGOR of the notice of sale shall not be required and that publication of the notice of sale in a newspaper of general circulation alone is sufficient compliance with the notice and posting requirement of the law.

     13. The MORTGAGOR shall execute such other necessary documents as may be required of him/her/it by the MORTGAGEE.

     14. The MORTGAGOR shall not make any alteration upon or demolish any building or buildings herein mortgaged, without the prior consent of the MORTGAGEE.

     15. It is hereby agreed that in case of foreclosure of this mortgage under Act No. 3135, as amended, the auction sale shall be held at the capital of the province if the property is within the territorial jurisdiction of the province concerned, or shall be held in the city, if the property is within the territorial jurisdiction of the city concerned.

     16. It is hereby agreed that in case of foreclosure of this mortgage under Act No. 3135, as amended, the auction sale shall be held at the capital of the province if the property is within the territorial jurisdiction of the province concerned, or shall be held in the city, if the property is within territorial jurisdiction of the city concerned.

     17. In case of the foreclosure, the MORTGAGOR/DEBTOR shall be liable for the deficiency, if any, between the purchase price at the foreclosure sale and the outstanding obligation under this mortgage deed.

     18. Whenever this mortgage is executed in accommodation of a DEBTOR other than a MORTGAGOR, the MORTGAGOR agrees that the mortgage shall stand as security for the renewal, extension of payment of the obligation secured by this mortgage or its conversion into any other credit facility that may be agreed upon between the DEBTOR and the MORTGAGEE, as well as all additional loans or credit accommodations that may be granted by the MORTGAGEE to the DEBTOR without further need of amending the mortgage and the DEBTOR is deemed to be Attorney-in-fact of the MORTGAGOR for such purpose. The MORTGAGOR further agrees that this mortgage shall also secure his/her/its own personal obligations with the MORTGAGEE of whatever kind and nature, whether direct or indirect, principal or secondary, as appearing in the account, books and records of the MORTGAGEE as if this mortgage were executed to secure the said personal obligations of the MORTGAGOR under the same terms and conditions. The obligations of the MORTGAGOR shall be deemed the solidary obligations of the DEBTOR and vice versa. For this purpose, it is hereby agreed that the term "DEBTOR" or any other word describing the principal obligor shall likewise mean and include the term "MORTGAGOR", and vice versa, as the context may require.

     19. Should any of the provisions of this mortgage be declared unconstitutional, or unenforceable by any competent court, such declaration shall not in any way affect the constitutionality, legality or enforceability of the other provisions thereof not affected thereby.

     20. If the obligations herein secured are loans granted under the lending program of the Social Security System (SSS) or Development Bank of the Philippines (DBP), the MORTGAGOR/BORROWER, fully aware of the Memorandum of Agreement and the Loan Agreement, including any of its amendments, entered into by and between the MORTGAGEE and the SSS/DBP under the latter's Omnibus Credit Line, hereby agrees to the automatic assignment to the SSS/DBP by the MORTGAGEE of all its rights and interest under this Agreement which shall take effect without need of further documentation upon the occurrence of any of the following events:

          a. Default as defined in the Loan Agreement or Memorandum of Agreement mentioned above;

          b.   Insolvency of the MORTGAGEE;

          Provided that in the event of automatic assignment to SSS/DBP as provided herein, the same shall be deemed effective as of the date of registration of this mortgage with the appropriate Register of Deeds, with the rights of SSS/DBP enjoying superiority and preference over those of all other creditors including the MORTGAGEE; provided further, that in cases of mixed funded loans secured by this mortgage, the occurrence of any of the aforesaid event shall automatically convert this mortgage into a Joint Pari-Passu First Mortgage in favor of both the MORTGAGEE and SSS/DBP where the interest of the latter shall consist of the loan granted under the SSS/DBP Omnibus Credit Line or Loan Agreement.

                          LIST OF PROPERTIES MORTGAGED

Executed in _____________ this _____ day of ____ at _______________, Philippines

DEBTOR:                             MORTGAGOR:                          MORTGAGOR:

ALLEGRO MICROSYSTEMS PHILS., INC.   ALLEGRO MICROSYSTEMS PHILS., INC.   ALLEGRO MICROSYSTEMS PHILS. REALTY,
                                                                        INC.


/s/ Fancisco N. Meroy, Jr.          /s/ Fancisco N. Meroy, Jr.          /s/ Fancisco N. Meroy, Jr.
---------------------------------   ---------------------------------   -----------------------------------
NAME: Fancisco N. Meroy, Jr.        NAME: Fancisco N. Meroy, Jr.        NAME: Fancisco N. Meroy, Jr.
Director of Fin. Admin, HR          Director of Fin. Admin, HR          President


/s/ Danilo S. Navarro               /s/ Danilo S. Navarro               /s/ Danilo S. Navarro
---------------------------------   ---------------------------------   -----------------------------------
NAME: Danilo S. Navarro             NAME: Danilo S. Navarro             NAME: Danilo S. Navarro
Finance & Acctg. Manager            Finance & Acctg. Manager            Treasurer

                            SIGNED IN THE PRESENCE OF



/s/ Maria Luisa Limbaga             /s/ Vida V. Villegas                /s/Anna Alcars
---------------------------------   ---------------------------------   -----------------------------------
NAME: Maria Luisa Limbaga           NAME: Vida V. Villegas              NAME: Anna Alcars

                                 ACKNOWLEDGMENT

REPUBLIC OF THE PHILIPPINES )
MAKATI CITY                 ) S.S.

All the locally above mentioned, this day of 04 MAY 2004 personally appeared before me:

NAME                                COMM. TAX CERT. NO.      DATE &PLACE ISSUED
----                                -------------------   ------------------------
Allegro Microsystems Phils., Inc.         00132939        01-30-03/ Paranaque City
Francisco N. Meroy, Jr.                   20206731        01-30-03/ Paranaque City
Danilo S. Navarro                         11935923        01-22-03/ Paranaque City

Known to me and to be the same persons who executed the foregoing Instrument and acknowledged to me that the same is their own free and voluntary act and deed (and that of the corporation's therein represented). Thus instrument refers to the mortgage of ___ (___) meters of land and with all the buildings, improvements, etc. thereon and consists of ___ (___) pages including this page on which this acknowledgment is written, signed by the parties and the witnesses on all pages.

     IN WITNESS WHEREOF, I have hereto set my hand and affixed my nortarial seal at the place and on the date first above written.

                                        Notary Public


                                        /s/ Nendell L.Go
                                        ----------------------------------------
                                        ATTY. AENDELL L GO
                                        NOTARY PUBLIC UNTIL JANUARY 14, 2006
                                        PTR No. 7012007
                                        JANUARY 05, 2004
                                        MAKITA CITY

Doc. No. 244;
Page No. 50;
Book No. LT;
Series of 2004.

                  I hereby certify that the instrument has been duly [illegible] proper memorandum having been made on Transfer Certificate of Title No. 158614 and on its Owner's Duplicate
                  Book No. 794 File No. 14
                  [illegible] Merro Manila 5 5-04